UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2023

Edgewise Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40236	82-1725586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3415 Colorado Ave.

Boulder, CO 80303

(Address of principal executive offices) (Zip Code)

(303) 735-8373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	EWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On March 2, 2023, the Board of Directors (the “Board”) of Edgewise Therapeutics, Inc. (the “Company”) appointed Dr. Jonathan Fox to serve (i) as a Class III director, with a term expiring at the Company’s 2024 annual meeting of stockholders, and (ii) as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

There are no arrangements or understandings between Dr. Fox and any other person pursuant to which Dr. Fox was selected as a director. In addition, there are no transactions in which Dr. Fox has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Fox will receive compensation for his service pursuant to the Company’s outside director compensation policy. This includes an annual cash retainer of $38,000 per year for service as an outside director, and an additional cash retainer of $4,000 per year for service as a member of the Nominating Committee. Additionally, as a new outside director, Dr. Fox was granted a stock option to purchase shares with a grant date fair value as determined in accordance with U.S. generally accepted accounting principles equal to approximately $300,000. This stock option vests as to 1/36th of the total number of shares on each monthly anniversary of the grant date, subject to Dr. Fox’s continued service through the applicable vesting date. In the event of a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan), the stock option will vest in full. In addition, Dr. Fox also executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing Dr. Fox’s appointment as a director is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWISE THERAPEUTICS, INC.

By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

Date: March 6, 2023